EXECUTION COPY

                        Service Merchandise Company, Inc.
                         7100 Service Merchandise Drive
                           Brentwood, Tennessee 37027

                             NOTE ISSUANCE AGREEMENT

                             Secured Extension Notes
                                Due March 1, 2002

                                                              September 30, 1997

To The Secured Noteholder Identified On The Signature Page Hereof:

Dear Sirs:

     Service Merchandise Company, Inc., a Tennessee corporation (the "Company"), and H.J. Wilson Co., Inc., its subsidiary (the "Guarantor"), hereby agree with you as follows. All capitalized terms used but not defined herein shall have the meanings specified in the Indenture referred to in Section 1 hereof.

     SECTION 1. Authorization of Issue.

     The Company will authorize and issue its Secured Extension Notes Due March 1, 2002 (individually, a "Secured Note" and collectively, the "Secured Notes"), in a maximum aggregate principal amount of $50,000,000.00, substantially in the form set forth in Exhibit A hereto; provided, however, that at no time shall the Outstanding Secured Notes plus the Outstanding First Mortgage Secured Notes due June 28, 2000 (the "Existing Notes") exceed (x) the Maximum Amount less (y) the principal amount of Existing Notes which have been redeemed (other than by issuance of Secured Notes) in accordance with Article Twelve of the Indenture. The Secured Notes will be issued under and pursuant to a Trust Indenture (as heretofore amended and supplemented, including as supplemented by the Eleventh Supplemental Indenture, dated as of the date hereof, the "Indenture"), by and between the Company, the Guarantor, The Long-Term Credit Bank of Japan, Limited, New York Branch, as administrative agent, and The Bank of New York (as successor to NationsBank of Tennessee, N.A., as successor to Sovran Bank/Central South), as trustee (the "Trustee").

     SECTION 2. Issuance of Secured Notes.

     Subject to the terms and conditions herein set forth, on each of the dates set forth below (or such later date as may be agreed to by you and the Company) (each referred to as an "Issuance Date"), the Company may, at its option, issue to you, and if the Company so elects, you agree to accept from the Company, the Secured Notes as an extension and renewal, in lieu of cash redemption pursuant to the Indenture, of an equal principal amount of the Existing Notes, up to the principal amounts specified below:


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                            June 29, 1998 $16,666,666
                            June 28, 1999 $16,666,667
                            June 28, 2000 $16,666,667

     SECTION 3. Form and Terms of Secured Notes: Mortgaged Parcels.

     (a) The Secured Notes will be (i) issued in minimum denominations of $1,000,000, will be dated the respective Issuance Date, and will mature, bear interest, be payable and otherwise have such terms as are provided in the Indenture; (ii) recourse to the Company; (iii) secured by the mortgages (collectively the "Company Mortgage") delivered pursuant to the Indenture and the Note Purchase Agreement, dated June 28, 1990 (the "Original Note Purchase Agreement"), from the Company to or for the benefit of the Trustee, mortgaging and conveying in trust the Company's fee simple interest or leasehold interest, as the case may be, in the properties listed on Exhibit B hereto, as security for the Existing Notes and the Secured Notes, except to the extent any such properties may be hereafter released from the Mortgage in accordance with the Indenture; (iv) guaranteed by the Guarantor by a Guaranty delivered pursuant to the Original Note Purchase Agreement, and as affirmed in accordance with this Agreement pursuant to the affirmation substantially in the form set forth as Exhibit C hereto (collectively, the "Guaranty"); and (v) secured by Collateral Assignments of Leases and Rents delivered pursuant to the Original Note Purchase Agreement by the Company and the Guarantor to or for the benefit of the Trustee, assigning in trust the leases and rents relating to the Mortgaged Parcels, and as affirmed pursuant to the affirmation substantially in the form set forth as Exhibit D hereto (collectively, the "Assignment of Leases and Rents"). The Guaranty is secured by the mortgages delivered by the Guarantor pursuant to the Indenture and the Original Note Purchase Agreement (collectively the "Guaranty Mortgage"; the Company Mortgage and the Guaranty Mortgage, being collectively referred to as the "Mortgage") which encumber the Guarantor's fee simple or leasehold interest, as the case may be, in the properties listed on Exhibit E hereto, except to the extent any such properties may be hereafter released from the Mortgage in accordance with the Indenture.

     (b) The properties so mortgaged from time to time pursuant to the Mortgage, the Indenture and this Agreement are referred to hereinafter as the "Mortgaged Parcels." Recourse under the Guaranty shall be limited to the Mortgaged Parcels mortgaged by the Guarantor. The Company and the Guarantor hereby agree that on June 28, 2000, or such earlier date on which the Existing Notes are paid in full or redeemed in full, all as more fully set forth in the Indenture, to the extent that the aggregate appraised value of the Mortgaged Parcels on such date is less than $75,000,000, the Company and the Guarantor shall either (i) grant to the Trustee pursuant to the Indenture by executing and delivering Mortgages on additional properties such that the aggregate appraised value of all Mortgaged Parcels on such date equals or exceeds $75,000,000, or (ii) shall redeem a principal amount of Secured Notes such that the ratio of Outstanding Secured Notes to the aggregate appraised value of all Mortgaged Parcels is not more than 66.67%.

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     SECTION 4. Issuance Dates; Delivery; Fees.

     (a) Subject to the terms and conditions herein set forth, on each Issuance Date, the Company shall issue to you Secured Notes in a principal amount equal to the principal amount of the Existing Notes then held by you which would otherwise be redeemed for cash on such Issuance Date pursuant to the Indenture, and the Secured Notes so issued shall be deemed to be an extension and renewal of such Existing Notes. On such Issuance Date, the Company shall also pay to you all accrued and unpaid interest on the principal amount of the Existing Notes to be extended and renewed.

     (b) Delivery of the Secured Notes shall be made on each Issuance Date, subject to the terms and conditions of this Agreement, at 10:00 a.m. New York City time at your offices at 165 Broadway, New York, New York 10006 (or at such other place in New York City as may be mutually acceptable) in exchange for the delivery by you of Existing Notes in a principal amount equal to the Secured Notes to be issued on such date in accordance with Section 2 hereof, which exchange you hereby agree to make subject to the satisfaction of the conditions set forth in Sections 5 and 6 of this Agreement. The Secured Notes will be issued to you, payable to your order or the order of one or more of your nominees.

     (c) In consideration of your agreements herein, the Company shall pay to you, in immediately available funds, the following fees: (i) $50,000, which was paid prior to the date hereof, simultaneous with the execution by the Company and you of a letter of intent with respect to the transactions contemplated hereby; (ii) $350,000 on the date of execution and delivery of this Agreement;
(iii) $260,000 on the earlier of June 29, 1998 or the date of any prepayment in full of the Existing Notes or the cancellation or prepayment of any Secured Note; and (iv) $260,000 on the earlier of June 28, 1999 or the date of any prepayment in full of the Existing Notes or the cancellation or prepayment of any Secured Note; provided, however, that if (x) the Company has satisfied all conditions precedent set forth herein and in the Indenture other than conditions precedent to be satisfied by you; (y) the Company has not prepaid in full the Existing Notes and has not cancelled or prepaid any Secured Note; and (z) the Company is willing to issue the Secured Notes on such Issuance Date, then the Company shall be obligated to pay the fees in (iii) and (iv) only upon your acceptance of the Secured Notes as a renewal and extension of the Existing Notes on such Issuance Date. All fees paid hereunder shall be nonrefundable under all circumstances; provided, however, that the $350,000 fee described in (ii) above shall be refundable if the transactions contemplated hereby are not consummated solely by reason of your failure to perform on the Closing Date (as hereinafter defined) your obligations under this Agreement other than as a result of the Company's or the Trustee's failure to perform its respective obligations under this Agreement or the Indenture.

     SECTION 5. Conditions of Closing.

     This Agreement and the other instruments and agreements contemplated hereby shall be effective as of the date hereof (the "Effective Date") (except that each Secured Note shall be dated its respective Issuance Date). The Company hereby acknowledges and agrees, however, that your obligations to accept the Secured Notes as an extension and renewal of the Existing Notes now held by you shall be subject to the satisfaction by November 15, 1997 of the

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conditions  precedent set forth below and the date on which such  conditions are satisfied shall be the "Closing Date":

     5.1 General. (a) the representations and warranties of the Company and the Guarantor contained herein, in the Mortgage and in the Indenture and with respect to the Guarantor only, in the Guaranty, shall be accurate and correct in all material respects on the Effective Date, and on and as of the Closing Date, except to the extent such representations and warranties relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (b) the Company and the Guarantor shall have performed all of their agreements contained herein to be performed on or prior to the Closing Date, and no default or Event of Default under the Indenture, the Mortgage or the Guaranty shall have occurred and be continuing; and (c) the Company and the Guarantor shall have delivered to you an Officers' Certificate dated the Closing Date, certifying that the conditions specified in paragraphs (a) and (b) above have been fulfilled:

     5.2 Execution of Documents. The following agreements, instruments and documents shall be executed and delivered:

     (a) the Eleventh Supplemental Indenture;

     (b) the Reaffirmation of the Subsidiary Guaranty, substantially in the form of Exhibit C hereto;

     (c) the Confirmation of the Collateral Assignment of Leases and Rents, substantially in the form of Exhibit D hereto;

     (d) the Confirmation of the Security Agreement, substantially in the form of Exhibit H hereto;

     (e) the Affirmation of the Intercreditor Agreement, substantially in the form of Exhibit I hereto;

     (f) such confirmations, supplements or amendments to the Mortgage which may be required by the appropriate title company or by local counsel in Florida, Ohio, Illinois and Tennessee or as reasonably required by you and are reasonably acceptable to you, which confirms that the Secured Notes are secured by the Mortgage on the Mortgaged Parcels, to the extent provided in the Indenture, all such filings of such confirmations, supplements or amendments shall have been made and all taxes and recording fees paid with respect thereto; and

     (g) such UCC financing statements or amendments to UCC financing statements as may reasonably be required by you to assure that the Secured Notes are secured by the Security Agreement and the Collateral Assignment of Leases and Rents to the extent provided in the Indenture.

     5.3 Opinion of Counsel for the Company. You shall have received opinions, in form and substance satisfactory to you and your counsel, dated the Closing Date, from: (a) Skadden, Arps, Slate, Meagher & Flom, LLP, special New York counsel for the Company and the

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Guarantor; (b) Bass, Berry & Sims PLC, special Tennessee counsel for the Company and the Guarantor; (c) C. Steven Moore, Managing Attorney for the Company; (d) Skadden, Arps, Slate, Meagher & Flom (Illinois), special Illinois counsel for the Company and the Guarantor and (e) local counsel in Florida and Ohio, and which shall include, without limitation, opinions that (x) the Secured Notes are secured by the Mortgage and other appropriate instruments, to the same extent that the Existing Notes are so secured, with respect to the Mortgaged Parcels located in Tennessee, Illinois, Florida and Ohio, (y) the enforceability against the Company and the Guarantor of this Agreement, the Eleventh Supplemental Indenture, the Secured Notes (when issued), the Guaranty, and the other agreements, documents and interests contemplated hereby; and (z) the execution and delivery of this Agreement, the Eleventh Supplemental Indenture, the Secured Notes and the Guaranty, the issuance of the Secured Notes and the consummation of the transactions contemplated hereby and thereby will not conflict with, contravene or cause a default under the Indenture, the Chemical Credit Agreement or any other material agreement or instrument to which the Company or the Guarantor is a party or by which it is bound.

     5.4 Mortgaged Parcels. The Company and the Guarantor shall have delivered to you independent appraisals or other independent information reasonably satisfactory to you, the Mortgaged Parcels located in Tennessee, Illinois, Florida and Ohio constitute the greater of (i) more than 50% of the then aggregate appraised value of all Mortgaged Parcels, or (ii) more than 50% of the total number of stores securing the Existing Notes and the Secured Notes.

     5.5 Status of Title. You shall have received endorsements, dated the Closing Date, to one or more mortgagee policies of title insurance heretofore issued to the Trustee with respect to the Mortgaged Parcels, insuring the Trustee on your behalf against loss in an amount not less than the aggregate principal amount of the Outstanding Existing Notes and Secured Notes less the amount of any Letter of Credit then held by the Trustee, or such other confirmation as you may reasonably require from the issuers of such title insurance that such policies insure the Secured Notes and that the issuance of the Secured Notes and the consummation of the transactions contemplated hereby and by the Eleventh Supplemental Indenture will not adversely affect the existing title insurance policies on the Mortgaged Parcels.

     5.6 Financial Information. The Company shall have furnished a solvency certificates of the chief financial officers of the Company in form attached as Exhibit F.

     5.7 U.C.C. Searches. U.C.C. filing searches shall be furnished to the Trustee and you evidencing that the fixtures encumbered by the Mortgage are free from any liens and encumbrances other than the Permitted Encumbrances.

     5.8 Certificates of the Company. You and your counsel shall have received a certificate of the Company and the Guarantor, signed, by their respective Presidents or by a Senior or Executive Vice President, dated the Closing Date which states that such person has examined the representations and warranties contained in Section 7 hereof and to the best knowledge after due inquiry of the officer executing such Certificate such representations and warranties were true and correct in all material respects on the Effective Date and are true and correct in all material respects on the Closing Date as if made on and as of the Closing Date. The person executing any such certificate may rely on opinions of special counsel for the Company and the Guarantor and reports and certificates of the independent certified public accountants of the Company and the Guarantor and any other opinions, reports and certificates delivered under this Section 5.

     5.9 Insurance. All insurance policies required by the Mortgage shall be in full force and effect. The Trustee and you shall have received from the insurers or a licensed broker certificates of insurance, in form and substance reasonably satisfactory to you, evidencing the issuance of such policies and the payment of all premiums payable as of the Closing Date.

     5.10 Governmental Authorization. All necessary authorizations, consents or approvals of, or registrations, declarations or filings with, all governmental authorities having jurisdiction with respect to the transactions contemplated hereby shall have been obtained to the satisfaction of your counsel.

     5.11 No Material Adverse Change. There shall have been no material adverse changes between June 30, 1997 and the Closing Date, in the financial condition of (i) the Company, (ii) the Guarantor, or (iii) the Mortgaged Parcels.

     5.12 Proceedings and Documents. All opinions, certificates and other documents and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to you and your counsel. You and your counsel shall have received copies of all instruments and other evidence as you or your counsel may reasonably request, in form and substance reasonably satisfactory to you and your counsel, with respect to such transactions and the taking of all corporate or other proceedings in connection therewith.

     5.13 Conditions of the Company's and Guarantor's Obligation. In addition, the obligation of the Company to issue the Secured Notes on each Issuance Date shall be subject to the satisfaction of the following conditions on and as of the Closing Date or such Issuance Date, as applicable:

     (a) your representations and warranties contained in this Agreement shall be accurate and correct on the Closing Date or such Issuance Date, as applicable;

     (b) the aggregate principal amount of Secured Notes issued by the Company to you on each Issuance Date shall not be less than the aggregate amount of Existing Notes held by you that would otherwise be redeemed for cash by the Company on such Issuance Date; and

     (c) you shall have issued a letter, dated the Closing Date, that the conditions precedent set forth in this Section 5 shall have been satisfied as of the Closing Date.

     SECTION 6. Conditions of Issuance of Secured Notes on Each Issuance Date.

     Your obligation to accept the issuance of the Secured Notes in lieu of redemption for cash of the Existing Notes held by you on each Issuance Date shall be subject to the following conditions: (a) the principal amount of the Secured Notes being issued on such Issuance Date shall equal the principal amount of the Outstanding Existing Notes held by you scheduled to be redeemed for cash on such Issuance Date; (b) the Secured Notes to be issued on such Issuance Date, when added to the principal amount of the then Outstanding Secured Notes shall not exceed $50,000,000; (c) no Event of Default under the Indenture shall have occurred and be continuing; (d) the conditions precedent set forth in Section 5 shall have been satisfied in accordance therewith; and
(e) the Company shall have paid all fees to you then due and payable under this Agreement.

     SECTION 7. Representations and Warranties of the Company.

     The Company and the Guarantor jointly and severally represent and warrant, on the date hereof, on and as of the Closing Date and on and as of each Issuance Date, as follows:

     7.1 Organization and Power. Each of the Company and the Guarantor is a duly organized and validly existing corporation and is in good standing under the laws of its jurisdiction of organization and under the laws of the jurisdictions in which the Mortgaged Parcels owned or leased by it are located, and has the corporate power and authority to own and operate the Mortgaged Parcels owned or leased by it. The Guarantor has full power, authority and legal right, and has duly taken all corporate proceedings to authorize it to execute and to deliver this Agreement, the Guaranty Mortgage, the Guaranty, the Indenture and all other documents or agreements contemplated hereunder and thereunder and each such document executed and delivered by it is a legal, valid and binding agreement of the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, moratorium, insolvency and other similar laws affecting creditors' rights generally and to general principles of equity. The Company, has the full power, authority and legal right and has duly taken all corporate proceedings to authorize it to execute and deliver this Agreement, the Company Mortgage, the Indenture and all other documents or agreements contemplated hereunder and thereunder and to issue and deliver the Secured Notes and to perform and observe the terms and provisions of such instruments and each such instrument or document executed and delivered by it is a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, moratorium, insolvency and other similar laws affecting creditors' rights generally and to general principles of equity. The Company has the full power, authority and legal right to, and has duly taken all corporate proceedings to authorize it to sell the Secured Notes to you hereunder.

     7.2 Litigation; Taxes. There are no actions, suits or proceedings or investigations pending or threatened against or affecting the Company or the Guarantor at law or in equity before any court, governmental or regulatory body, administrative officer or agency, or other tribunal which, individually or in the aggregate, could, taking into account the likelihood of success, have a material adverse effect upon the business, property, assets, liabilities, financial condition or results of operations of the Company or the Guarantor. Neither the Company nor the Guarantor is in default (a) in the payment of any material amount of real estate taxes levied or assessed against it with respect to the Mortgaged Parcels (other than as may be permitted by the

Mortgage), or (b) under any applicable judgment, statute, rule, order, decree, writ, injunction or regulation of any governmental body (including any court), which, individually or in the aggregate, could have a material adverse effect upon the business, property, assets, liabilities or financial condition of the Company, the Guarantor or any of their respective Mortgaged Parcels. The Company, the Guarantor and each of the Company's subsidiaries have filed all federal and other material tax returns required to be filed by them and have paid all income taxes payable by them which have become due in all material respects pursuant to such tax returns, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves (in the good faith judgment of the management of the Company the Guarantor or such subsidiary) have been established. The Company, the Guarantor and each of the Company's subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of the Company the Guarantor or such subsidiary) for the payment of, all federal and state income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof to the extent required by generally accepted accounting principles.

     7.3 Compliance with Other Instruments. Neither the execution, sale, delivery or performance by the Company of this Agreement, the Secured Notes, the Indenture (including the Eleventh Supplemental Indenture), the Company Mortgage, or any other document contemplated hereby or thereby nor compliance therewith by the Company, nor the execution, delivery or performance by the Guarantor of this Agreement, the Guaranty, the Indenture or the Guaranty Mortgage or any other document contemplated hereby or thereby (a) will conflict with, violate or will result in a breach or will constitute a default under (i) the charter documents, by-laws of the Company or of the Guarantor, (ii) any judgment, statute, rule, order, decree, writ, injunction or regulation of any court or governmental authority, or (iii) any indenture, agreement or instrument to which the Company or the Guarantor is a party or may be bound, or (b) will result in the creation or imposition of any lien, charge or encumbrance upon any of the Mortgaged Parcels other than pursuant to the Mortgage or the other Mortgage Documents. On the Closing Date, no default shall have occurred and be continuing under this Agreement, the Secured Notes, the Indenture, the Mortgage, the Guaranty or the other Mortgage Documents.

     Neither the Company nor the Guarantor are a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory or governmental body or administrative agency having jurisdiction over them, which breach, violation, indenture, agreement, instrument, statute, order or regulation would materially and adversely affect, or may in the future be reasonably likely to materially and adversely affect, (i) the ability of the Company or the Guarantor to perform its obligations under, or the validity or enforceability of, this Agreement, the Mortgage, the Guaranty, the Indenture or the Secured Notes or (ii) the business operations, financial condition, properties or assets of the Company or the Guarantor.

     7.4 Governmental Authorization. No authorization, consent or approval of, or registration, declaration or filing with, any governmental authority (other than filings required in order to perfect the mortgages and liens contemplated hereby) is required for the execution, delivery and performance by the Company or the Guarantor, as the case may be, of this Agreement, the Secured Notes, the Indenture, the Eleventh Supplemental Indenture, the Mortgage, the Guaranty, or the offering, issuance, sale or delivery of the Secured Notes or the consummation of any other transaction contemplated hereby or thereby.

     7.5 Offering of Notes. Neither the Company, the Guarantor nor anyone acting on their behalf has offered, transferred, pledged, sold or otherwise disposed of any Secured Note, any interest in any Secured Note or any other similar instrument to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Secured Note, any interest in any Secured Note or any other similar instrument from, or otherwise approached or negotiated with respect to any Secured Note, any interest in any Secured Note or any other similar instrument with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Secured Notes under the Securities Act of 1933, as amended (the "1933 Act") or which would render the disposition of any Secured Note a violation of Section 5 of the 1933 Act, or require registration pursuant thereto, require qualification of the Secured Note under the Trust Indenture Act of 1939, nor will the Company or the Guarantor act, nor has it authorized or will it authorize any person to act, in such manner with respect to any Secured Note. To the best knowledge of the Company and the Guarantor, the issuance, sale and delivery of the Secured Notes will not constitute a prohibited transaction within the meaning of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, for which an exemption is not available. In the event any transaction contemplated by this Agreement constitutes a prohibited transaction, the Company and the Guarantor will cooperate with the Department of Labor, the Internal Revenue Service and other affected parties in obtaining an exemption therefor.

     7.6 Financial Information.

     (a) The consolidated statements of financial condition of the Company and its subsidiaries at December 31, 1996, and the related consolidated statements of earnings and retained earnings and cash flows of the Company and its subsidiaries for the fiscal year ended on such date and heretofore furnished present fairly the consolidated financial condition of the Company and its subsidiaries at the date of such statements of financial condition and the consolidated results of the operations of the Company and its subsidiaries for such fiscal year. The unaudited consolidated statements of financial condition of the Company dated June 30, 1997 and the related consolidated statements of earnings and retained earnings for the Company and its subsidiaries for the first two fiscal quarters of 1997 heretofore furnished present fairly the consolidated financial condition of the Company and subsidiaries at the date of such statements and consolidated results of the operations of the Company and its subsidiaries for such fiscal quarter. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices ("GAAP") consistently applied. Since June 30, 1997, there has been no material adverse change in the business, property, assets, liabilities, condition (financial or otherwise), operation, results of operations or prospects of the Company or of the Company and its subsidiaries taken as a whole.

     (b) Except as fully reflected in the financial statements delivered pursuant to Section 7.6(a), there were as of the date hereof no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to the Company or any of its subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), and the Company does not know of any basis for the assertion against the Company or any of its subsidiaries of any such liability or obligation which, either individually or in aggregate, are or would be reasonably likely to be material to the Company, or to the Company and its subsidiaries taken as a whole.

     (c) On and as of the Closing Date and on and as of each Issuance Date, as applicable, (i) the assets, at a fair valuation, of each of the Company and the Guarantor will exceed their respective liabilities; (ii) neither the Company nor the Guarantor have incurred, nor do they intend to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature; and
(iii) the Company and the Guarantor will each have sufficient capital with which to conduct their respective businesses. In addition, on and as of the Closing Date, the Company and the Guarantor intend, that throughout the term of the Secured Notes, (x) the assets, at a fair valuation, of each of the Company and the Guarantor will exceed their respective liabilities; (y) neither the Company nor the Guarantor shall incur debts beyond their ability to pay such debts as such debts mature; and (z) the Company and the Guarantor will each have sufficient capital with which to conduct their respective and any contemplated businesses. For purposes of this Section 7.6(c) "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or
(ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     7.7 Margin Regulations. The sale of the Secured Notes by the Company and the use of the proceeds of such sale will not violate the margin regulations of the Federal Reserve Board, as amended.

     7.8 Maintenance. The Company and the Guarantor are not aware of any fact which has not been disclosed in the closing documents or has not been disclosed in writing to you which materially and adversely affects the condition of the Mortgaged Parcels.

     7.9 Compliance with Law. Except as set forth in Exhibit G, the Mortgaged Parcels comply in all material respects with the Legal Requirements and the Insurance Requirements, as defined in the Mortgage and, except as disclosed thereunder, neither the Company nor the Guarantor have received any notices, suits, orders, decrees or judgments relating to zoning, building, use and occupancy, fire, health, sanitation, air pollution, ecological, environmental or other violations of, against, or with respect to, the Mortgaged Parcels.

     7.10 Approvals and Consents. All certificates of occupancy and other material permits and approvals (whether governmental or otherwise) required for the operation of the Mortgaged Parcels have been duly granted and are in full force and effect, and all fees and charges therefor have been fully paid.

     7.11 Full Disclosure. Neither the Company nor the Guarantor has made any untrue statement of a material fact or omitted to "state a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which they were made", not misleading. The Company and the Guarantor are not aware of any fact relating to the Company or the Guarantor which has not been disclosed to you in writing which materially and adversely affects the condition (financial or otherwise) of the Company or the Guarantor, or the ability of the Company or the Guarantor to perform their respective obligations under this Agreement, the Secured Notes, the Indenture, the Mortgage, or the Guaranty.

     7.12 Valid First Mortgage Lien and First Priority Security Interest. The Mortgage together with the Indenture create the lien and security interest that it purports to create, and the Mortgage and any financing statement or similar instrument which may be required with respect thereto have been recorded or filed in such places such that the Mortgage constitutes a valid first mortgage lien and creates a valid and perfected first priority security interest of record with respect to the Trust Estate, subject only to the Permitted Encumbrances.

     SECTION 8. Representations and Warranties of the Purchasers.

     You represent to the Company and the Guarantor that on the date hereof, on and as of the Closing Date and on and as of each Issuance Date:

     (a) You are duly authorized to enter into and have duly executed and delivered this Agreement.

     (b) This Agreement is a legal, valid and binding obligation of yours, enforceable in accordance with its terms, subject to bankruptcy, moratorium, insolvency and other similar laws affecting creditors' rights generally and general principles of equity.

     (c) You understand that the Secured Notes have not been registered or qualified under the 1933 Act or the securities laws of any state and that the Indenture has not been qualified under the Trust Indenture Act of 1939 and that the Secured Notes will bear a legend reflecting transfer restrictions.

     (d) You are acquiring the Secured Notes to be purchased by you for your own account and not with a view to distribution of such Secured Notes in violation of the 1933 Act, provided, however, that the disposition of such property shall at all times remain within your control.

     (e) You are a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of investment in the Secured Notes, and are
(i) an "accredited investor" within the meaning of Rule 501 (a) promulgated under the 1933 Act or (ii) the U.S. branch or agency of a foreign bank, the securities of which are exempt under Section 3(a)(2) of the 1933 Act. You hereby make the representations and warranties contained in paragraph 1 in the ERISA Certification, as if you were Purchaser.

     (f) You have been furnished with a copy of all information regarding the Secured Notes which you have requested from the Company and the Guarantor.

     In connection with the resale of any of the Secured Notes by you to any other investor (a "Subsequent Purchaser"), you will either (i) obtain from such Subsequent Purchaser an investment letter and ERISA certification substantially in the forms of Exhibits J and K to this Agreement with such changes as the Company, and you agree are necessary and appropriate or

(ii) furnish to the Trustee an opinion of counsel experienced in United States securities matters, or such other information or certificates as the Trustee deems acceptable, in form and substance satisfactory to the Trustee, that the proposed resale does not violate the 1933 Act or any state securities law, together with an ERISA Certification of the Subsequent Purchaser substantially in the form of Exhibit K.

     SECTION 9. Payment of Expenses.

     Whether or not the transactions contemplated by this Agreement shall be consummated, the Company and the Guarantor will: (a) pay all of their fees and expenses in connection with such transactions, including, without limitation, printing and reproduction expenses; (b) pay all reasonable out-of-pocket expenses incurred by you in connection with the transactions contemplated by this Agreement; (c) pay all reasonable legal fees and disbursements of Christy & Viener, New York counsel to you; (d) hold you harmless from and against any and all finders' or brokerage fees and commissions of parties claiming to have been retained by or on behalf of the Company or the Guarantor; (e) pay all Trustee's fees and other amounts payable to the Trustee as compensations expenses or indemnification under the Indenture; (f) pay all your reasonable out-of-pocket expenses including without limitation, reasonable attorneys' fees and disbursements in connection with any modification of, or any waiver or consent in respect of this Agreement, the Secured Notes, the Mortgage, the Guaranty or the Indenture; (g) pay all title insurance expenses; (h) pay the cost of transmitting the Secured Notes issued to you to your office upon the issuance thereof; and (i) pay all expenses relating to the issuance of the Secured Notes issued to you in lieu of redemption of a portion of the Existing Notes. Whether or not the transactions contemplated by this Agreement shall be consummated, you will hold the Company and the Guarantor harmless from and against any and all finders' or brokerage fees and commissions of parties claiming to have been retained by you or on your behalf. In addition, you will hold the Company, the Guarantor, and each other Person, if any, who controls any of the Company, within the meaning of Section 15 of the 1933 Act, harmless from and against any and all loss, liability, claim, damage and expense, including, but not limited to, any and all expenses (including reasonable attorneys' fees expenses and litigation costs), arising out of or based upon any breach or failure by you to comply with any representation or warranty made by you herein or in any other document furnished by you to any of the foregoing in connection with this transaction.

     SECTION 10. Survival of Agreement.

     All agreements, representations and warranties contained herein or made in writing by or on behalf of the Company, the Guarantor or you in connection with the transactions contemplated hereby (including, without limitation, the obligations of the Company and the Guarantor contained in Section 9 and the representations and agreements contained in Section 5, 6 and 7) shall survive the execution and delivery of, and the Closing under, this Agreement, the Indenture, the Mortgage, the Guaranty, the issuance and delivery of the Secured Notes, any disposition thereof by you, and you shall be entitled to rely thereon notwithstanding any investigation at any time made by you or on your behalf, provided that your rights and remedies in the event of a breach of any such agreements, representations or warranties (other than a breach of the Company's or the Guarantor's obligations under Section 9 hereto shall be subject to the terms, provisions and conditions contained in the Indenture and limited to the rights and remedies provided therein.

     SECTION 11. Notices.

     All notices and other communications hereunder shall be deemed to have been sufficiently given or served for all purposes only if delivered by hand or sent by telex, telecopy or telegram or by being mailed by registered or certified mail, postage prepaid, return receipt requested: (a) if to you, at your address or to your telex or telecopier number specified for notices on the signature page hereof and marked for attention as therein indicated or at such other address as you may furnish to the Company in writing, with a copy to Christy & Viener, 620 Fifth Avenue, New York, New York 10020, Attention: Steven R. Berger, Esq., or (b) if to the Company or the Guarantor addressed to Service Merchandise Company, Inc., 7100 Service Merchandise Drive, Brentwood, Tennessee 37027,
Attention: Treasurer, with a copy at the foregoing address, Attention of C. Steven Moore, Esq., Managing Attorney (or at such other address as the Company may furnish you in writing).

     SECTION 12. Severability of Provisions.

     Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

     SECTION 13. Counterparts.

     This   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

     SECTION 14. Governing Law.

     The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York.

     SECTION 15. Choice of Forum.

     The parties hereto agree that any dispute arising under this Agreement shall be resolved in the state or federal courts of or located in the State of New York located in the City and County of New York, and to the fullest extent permitted by applicable law, the Company and the Guarantor expressly consent to jurisdiction therein. The Company and the Guarantor hereby irrevocably appoint and designate CT Corporation System, having an address at 1633 Broadway, New York, New York, their true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting service of legal process and the Company and the Guarantor agree that, to the fullest extent permitted by applicable law, service of process upon such party shall constitute personal service of such process on the Company and the Guarantor as the case may be. The Company and the Guarantor covenant and agree to maintain the designation and appointment of such authorized agent until all amounts payable under the Indenture, the Mortgage, the Secured Notes, the Guaranty and the other Mortgage Documents shall have been paid in full. If such agent shall cease to so act, the Company and the Guarantor covenant and agree to designate and appoint without delay another such agent reasonably satisfactory to the Trustee and to promptly deliver to the Trustee evidence in writing of such other agent's acceptance of such appointment. The Company and the Guarantor hereby waive to the fullest extent permitted by applicable law any right they may have to transfer or change the venue of any litigation brought against them in the aforesaid courts in accordance with this Section.

     SECTION 16. Successors and Assigns.

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however that you agree that you shall not sell, assign or otherwise transfer any Existing Notes held by you on the date hereof unless the transferee thereof shall agree to be bound by the terms of this Agreement.

     SECTION 17. Waiver; Prior Agreements.

     No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced. This Agreement supersedes all prior agreements and understandings related to the subject matter hereof.

     If you are in agreement with the foregoing, please sign a counterpart of this Agreement and return it to the Company whereupon this Agreement shall become a binding agreement among you, the Company and Guarantor.

                                              Very truly yours,

                                              SERVICE MERCHANDISE COMPANY, INC.


                                              By: /s/ Wade Smith
                                                  --------------
                                              Name:    Wade Smith
                                              Title:   Vice President


                                              H.J. WILSON CO., INC.


                                              By: /s/ Wade Smith
                                                  --------------
                                              Name:    Wade Smith
                                              Title:   Vice President


This Agreement is hereby accepted
and entered into as of its date:

THE LONG-TERM CREDIT BANK OF
JAPAN, LTD., New York Branch


By: /s/ John J. Sullivan
    --------------------
Name:    John J. Sullivan
Title:   Joint General Manager


Address for Notices:

165 Broadway
New York, New York  10006
Attention: